FOR IMMEDIATE RELEASE
Investor Relations Contact: Heather Pribyl 952.253.0731

Buffalo Wild Wings, Inc. Announces
Fourth Quarter Earnings per Share of $1.07
- 2014 Net Earnings Increased 31.5% to $94.1 million -

Minneapolis, Minnesota, February 5, 2015 – Buffalo Wild Wings, Inc. (NASDAQ: BWLD) announced today financial results for the fourth quarter and fiscal year ended December 28, 2014. Highlights for the fourth quarter versus the same period a year ago were:

◦	Total revenue increased 19.7% to $408.9 million

◦	Company-owned restaurant sales increased 20.2% to $384.4 million

◦	Same-store sales grew 5.9% at company-owned restaurants and 5.1% at franchised restaurants

◦	Net earnings decreased (2.4%) to $20.3 million from 20.8 million, and earnings per diluted share decreased (2.7%) to $1.07 from $1.10
Sally Smith, President and Chief Executive Officer, commented, “Buffalo Wild Wings had a great year. We grew our net earnings over 31% in 2014, achieving earnings per diluted share of $4.95. Our 2014 same-store sales increased 6.5% at company-owned restaurants and 5.6% at franchised locations. With wall-to-wall televisions and big screens, Buffalo Wild Wings remains the place to cheer on your favorite sports teams. Our restaurants deliver memorable game-day experiences to Guests no matter what the season!”

Ms. Smith continued, “We're exceptionally pleased with our restaurants' performance in the fourth quarter and, in particular, with our same-store sales results of 5.9% at company-owned restaurants and 5.1% at franchised locations. As previously communicated, we anticipated higher food and labor costs compared to the prior year. Food costs rose as the cost per pound for traditional chicken wings increased over the fourth quarter last year. Labor as a percentage of restaurant sales increased primarily due to expansion in states with higher wage rates and staffing of all company-owned restaurants with Guest Experience Captains. Captains are an essential part of the Guest Experience

Business Model, which we believe drives sales. We achieved net earnings per share of $1.07 for the quarter, a slight decline from 2013 as a result of the increased food and labor costs."

Total revenue increased 19.7% to $408.9 million in the fourth quarter compared to $341.5 million in the fourth quarter of 2013. Company-owned restaurant sales for the quarter increased 20.2% over the same period in 2013, to $384.4 million, driven by a same-store sales increase at company-owned Buffalo Wild Wings restaurants of 5.9% and 53 additional company-owned Buffalo Wild Wings restaurants at the end of the fourth quarter of 2014 relative to the same period in 2013. Franchise royalties and fees increased 13.0% to $24.5 million for the quarter versus $21.7 million in the fourth quarter of 2013. This increase is attributed to a same-store sales increase at franchised Buffalo Wild Wings locations of 5.1% and 25 additional franchised Buffalo Wild Wings locations at the end of the period versus a year ago.

Average weekly sales for company-owned Buffalo Wild Wings restaurants were $62,119 for the fourth quarter of 2014 compared to $58,204 for the same quarter last year, a 6.7% increase. Franchised Buffalo Wild Wings locations in the United States averaged $63,949 for the period versus $61,167 in the fourth quarter a year ago, a 4.5% increase.

For the fourth quarter, net earnings decreased (2.4%) to $20.3 million versus $20.8 million in the fourth quarter of 2013. Earnings per diluted share were $1.07, as compared to fourth quarter 2013 earnings per diluted share of $1.10.

2015 Outlook

Ms. Smith remarked, “Same-store sales increased 11.9% at company-owned restaurants and 11.1% at franchised locations for the first five weeks of the first quarter of 2015 compared to 4.8% and 2.1%, respectively, for the same period last year. Sales were particularly strong during the college bowl games, including the Buffalo Wild Wings Citrus Bowl™ and the national championship game. With the football season complete, our Guests are looking forward to the excitement and intense competition of the college basketball tournament. As the Official Hangout of NCAA® March Madness®, we'll feature food and beverage items inspired by the tournament's four regions, launch a new national advertising campaign, and have basketball-inspired GameBreak™ competitions.”

Ms. Smith concluded, "We will continue our coast-to-coast development this year with the addition of 50 company-owned restaurants and 40 franchised locations, building toward our goal of 1,700 Buffalo Wild Wings in the United States and Canada. Our franchise partner in the Philippines opened their first restaurant in January and franchised locations in Saudi Arabia and United Arab Emirates are expected to open soon. In 2015, we will complete the roll out of tabletop tablets and we are testing menu ordering from tablets in the first half of the year. We are building a platform for long-term sustained growth for our shareholders and remain confident in our 18% net earnings growth goal for 2015.”

Buffalo Wild Wings will be hosting a conference call today, February 5, 2015 at 4:00 p.m. Central Standard Time to discuss these results. There will be a simultaneous webcast conducted at our investor website IR.BuffaloWildWings.com.

A replay of the call will be available until February 12, 2015. To access this replay, please dial 1.858.384.5517 password 7200827.
NCAA® and March Madness® are trademarks of the National Collegiate Athletic Association.

About the Company

Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, is a growing owner, operator and franchisor of Buffalo Wild Wings® restaurants featuring a variety of boldly-flavored, made-to-order menu items including its namesake Buffalo, New York-style chicken wings. The Buffalo Wild Wings menu specializes in 21 mouth-watering signature sauces and seasonings with flavor sensations ranging from Sweet BBQ™ to Blazin’®. Guests enjoy a welcoming neighborhood atmosphere that includes an extensive multi-media system for watching their favorite sporting events. Buffalo Wild Wings is the recipient of hundreds of "Best Wings" and "Best Sports Bar" awards from across the country. There are currently more than 1,070 Buffalo Wild Wings locations in the United States, Canada, and Mexico.

To stay up-to-date on all the latest events and offers for sports fans and wing lovers, like Buffalo Wild Wings on Facebook, follow @BWWings on Twitter and visit www.BuffaloWildWings.com.

Forward-looking Statements

Various remarks we make about future expectations, plans, and prospects for the company constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements relate to our future financial and restaurant performance measures and growth goals, including, but not limited to, those relating to our first quarter sales trends and projected unit and net earnings growth rates for 2015, and beyond. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are based upon the current beliefs and expectations of our management. We have attempted to identify forward-looking statements by terminology, including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology. Actual results may vary materially from those contained in forward-looking statements based on a number of factors, including, but not limited to, our ability to achieve and manage our planned expansion, the ability of our franchisees to open and manage new restaurants, market acceptance in the new geographic regions we enter (particularly non-U.S. locations), success of acquired restaurants, success of investments in new or emerging concepts, unforeseen obstacles in developing nontraditional sites or non-U.S. locations, our ability to obtain and maintain licenses and permits necessary to operate our existing and new restaurants, our franchisees’ adherence to our system standards, the cost of commodities such as traditional chicken wings, the success of our key initiatives and our advertising and marketing campaigns, our ability to control restaurant labor and other restaurant operating costs, the continued service of key management personnel, our ability to protect our name and logo and other proprietary information, economic conditions (including changes in consumer preferences or consumer discretionary spending), the impact of federal, state or local government regulations relating to our employees, the sale of food and alcoholic beverages, the effect of competition in the restaurant industry, and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission, including the factors described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 29, 2013, as updated in subsequent reports filed with the SEC. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.
# # #

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(Dollar and share amounts in thousands except per share data)

(unaudited)

	Three months ended		Twelve months ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013
Revenue:
Restaurant sales	$384,380	319,830	1,422,990	1,185,351
Franchise royalties and fees	24,536	21,717	93,233	81,368
Total revenue	408,916	341,547	1,516,223	1,266,719
Costs and expenses:
Restaurant operating costs:
Cost of sales	117,680	95,345	413,890	363,755
Labor	119,569	95,802	444,232	360,302
Operating	58,164	47,353	209,583	174,338
Occupancy	20,883	18,127	78,931	68,394
Depreciation and amortization	27,100	22,164	98,454	84,978
General and administrative	31,875	26,620	118,038	96,182
Preopening	5,175	4,965	13,544	14,647
Loss on asset disposals and impairment	458	1,560	3,827	3,262
Total costs and expenses	380,904	311,936	1,380,499	1,165,858
Income from operations	28,012	29,611	135,724	100,861
Investment income (loss)	(189)	30	(317)	674
Earnings before income taxes	27,823	29,641	135,407	101,535
Income tax expense	7,540	8,826	41,352	29,981
Net earnings including noncontrolling interests	20,283	20,815	94,055	71,554
Net loss attributable to noncontrolling interests	(39)	—	(39)	—
Net earnings attributable to Buffalo Wild Wings	$20,322	20,815	94,094	71,554
Earnings per common share – basic	$1.07	1.11	4.98	3.81
Earnings per common share – diluted	$1.07	1.10	4.95	3.79
Weighted average shares outstanding – basic	18,931	18,787	18,908	18,770
Weighted average shares outstanding – diluted	19,051	18,965	19,002	18,872

The following table expresses results of operations as a percentage of total revenue for the periods presented, except for restaurant operating costs which are expressed as a percentage of restaurant sales:

	Three months ended		Twelve months ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013
Revenue:
Restaurant sales	94.0%	93.6%	93.9%	93.6%
Franchise royalties and fees	6.0	6.4	6.1	6.4
Total revenue	100.0	100.0	100.0	100.0
Costs and expenses:
Restaurant operating costs:
Cost of sales	30.6	29.8	29.1	30.7
Labor	31.1	30.0	31.2	30.4
Operating	15.1	14.8	14.7	14.7
Occupancy	5.4	5.7	5.5	5.8
Depreciation and amortization	6.6	6.5	6.5	6.7
General and administrative	7.8	7.8	7.8	7.6
Preopening	1.3	1.5	0.9	1.2
Loss on asset disposals and impairment	0.1	0.5	0.3	0.3
Total costs and expenses	93.1	91.3	91.0	92.0
Income from operations	6.9	8.7	9.0	8.0
Investment income (loss)	—	—	—	0.1
Earnings before income taxes	6.8	8.7	8.9	8.0
Income tax expense	1.8	2.6	2.7	2.4
Net earnings including noncontrolling interests	5.0	6.1	6.2	5.6
Net loss attributable to noncontrolling interests	—	—	—	—
Net earnings attributable to Buffalo Wild Wings	5.0%	6.1%	6.2%	5.6%

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollar amounts in thousands)
(unaudited)

	December 28, 2014	December 29, 2013
Assets
Current assets:
Cash and cash equivalents	$93,329	57,502
Marketable securities	19,547	7,584
Accounts receivable, net of allowance of $25	28,322	21,845
Inventory	11,893	9,492
Prepaid expenses	4,215	4,509
Refundable income taxes	9,779	4,329
Deferred income taxes	15,807	9,287
Restricted assets	81,037	68,208
Total current assets	263,929	182,756

Property and equipment, net	494,401	440,538
Reacquired franchise rights, net	37,631	33,403
Other assets	19,399	16,498
Goodwill	38,106	32,533
Total assets	$853,466	705,728

Liabilities and Stockholders’ Equity
Current liabilities:
Unearned franchise fees	$2,099	1,818
Accounts payable	37,241	31,806
Accrued compensation and benefits	59,161	52,049
Accrued expenses	16,573	13,784
Current portion of deferred lease credits	743	—
System-wide payables	79,668	67,017
Total current liabilities	195,485	166,474

Long-term liabilities:
Other liabilities	6,388	1,913
Deferred income taxes	39,815	37,822
Deferred lease credits	37,479	33,711
Total liabilities	279,167	239,920

Commitments and contingencies
Stockholders’ equity:
Undesignated stock, 1,000,000 shares authorized	—	—
Common stock, no par value. Authorized 44,000,000 shares; issued and outstanding 18,937,131 and 18,803,663, respectively	148,114	133,203
Retained earnings	427,695	333,601
Accumulated other comprehensive loss	(2,096)	(996)
Total stockholders' equity	573,713	465,808
Noncontrolling interest	586	—
Total equity	574,299	465,808
Total liabilities and equity	$853,466	705,728

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)
(unaudited)

	Twelve months ended
	December 28, 2014	December 29, 2013
Cash flows from operating activities:
Net earnings including noncontrolling interests	$94,055	71,554
Adjustments to reconcile net earnings to net cash provided by operations:
Depreciation	93,773	79,881
Amortization	4,681	5,097
Loss on asset disposals and impairment	3,827	3,253
Deferred lease credits	4,331	5,247
Deferred income taxes	(3,946)	(2,209)
Stock-based compensation	14,253	11,496
Excess tax benefit from stock issuance	(2,500)	(5,471)
Change in operating assets and liabilities, net of effect of acquisitions:
Trading securities	(972)	(1,287)
Accounts receivable	(3,443)	(2,012)
Inventory	(2,178)	(1,581)
Prepaid expenses	383	(647)
Other assets	(139)	(1,218)
Unearned franchise fees	191	55
Accounts payable	5,343	(1,467)
Income taxes	(2,948)	5,264
Accrued expenses	13,155	13,405
Net cash provided by operating activities	217,866	179,360
Cash flows from investing activities:
Acquisition of property and equipment	(137,466)	(138,735)
Acquisition of businesses/investments in affiliates	(30,572)	(10,288)
Purchase of marketable securities	(22,991)	—
Proceeds from marketable securities	12,000	3,282
Net cash used in investing activities	(179,029)	(145,741)
Cash flows from financing activities:
Proceeds from line of credit	—	5,000
Repayments of line of credit	—	(5,000)
Issuance of common stock	3,032	2,514
Excess tax benefit from stock issuance	2,500	5,471
Tax payments for restricted stock units	(7,474)	(4,946)
Net cash used in financing activities	(1,942)	3,039
Effect of exchange rate changes on cash and cash equivalents	(1,068)	(496)
Net increase in cash and cash equivalents	35,827	36,162
Cash and cash equivalents at beginning of period	57,502	21,340
Cash and cash equivalents at end of period	$93,329	57,502

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information

Restaurant Count
Company-owned Restaurants (includes Buffalo Wild Wings, Rusty Taco, and Buffalo Wild Wings-owned PizzaRev locations):

	Q1	Q2	Q3	Q4
2014	443	449	463	491
2013	397	407	415	434
2012	327	330	343	381
2011	263	277	288	319
2010	235	234	244	259

Franchised Restaurants (includes Buffalo Wild Wings and Rusty Taco locations):

	Q1	Q2	Q3	Q4
2014	569	579	588	591
2013	514	525	534	559
2012	505	505	511	510
2011	488	492	498	498
2010	430	447	457	473

Same-Store Sales at Buffalo Wild Wings locations in United States and Canada
Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2014	6.6%	7.7%	6.0%	5.9%	6.5%
2013	1.4%	3.8%	4.8%	5.2%	3.9%
2012	9.2%	5.3%	6.2%	5.8%	6.6%
2011	3.9%	5.9%	5.7%	8.9%	6.1%
2010	0.1%	(0.1%)	2.6%	(0.3%)	0.6%

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2014	5.0%	6.5%	5.7%	5.1%	5.6%
2013	2.2%	4.1%	3.9%	3.1%	3.3%
2012	7.3%	5.5%	5.8%	7.4%	6.5%
2011	1.6%	2.7%	4.2%	5.9%	3.6%
2010	0.7%	(0.7%)	0.3%	(1.1%)	(0.2%)

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information

Average Weekly Sales Volumes at Buffalo Wild Wings locations in United States and Canada

Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2014	$60,966	59,403	59,643	62,119	60,470
2013	56,953	54,759	55,592	58,204	56,392
2012	55,131	51,524	52,561	55,595	53,783
2011	48,845	47,970	49,461	51,983	49,627
2010	45,327	43,021	44,394	45,595	44,601

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2014	$63,852	61,845	61,586	63,949	62,595
2013	60,050	58,186	58,926	61,167	59,594
2012	57,282	54,766	55,608	58,490	56,570
2011	52,744	50,995	51,350	53,385	52,081
2010	51,532	49,051	49,005	49,837	49,835